UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2015
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2015, the Board of Directors (the “Board”) of The Hershey Company (the “Company”) amended the Company’s By-laws (the “By-laws”) in order to establish the position of Lead Independent Director. Pursuant to the amended By-laws, if the Chairman of the Board is not an independent director, then the independent directors shall elect one of the independent directors to serve as Lead Independent Director, who shall preside at all executive sessions and other meetings of the independent directors as well as all meetings of the stockholders of the Company and the Board in the Chairman of the Board’s absence.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the amended and restated By-laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

Election of John P. Bilbrey as Chairman of the Board and James E. Nevels as Lead Independent Director

On April 2, 2015, the Board, upon the recommendation of its Governance Committee, elected John P. Bilbrey, the Company’s President and Chief Executive Officer, to succeed James E. Nevels as Chairman of the Board, effective immediately. Mr. Bilbrey will also retain his responsibilities as President and Chief Executive Officer of the Company.

Also on April 2, 2015, the independent directors of the Board, upon the recommendation of the Governance Committee, elected Mr. Nevels to serve as the Board’s Lead Independent Director, effective immediately.

Compensation arrangements for Mr. Bilbrey and Mr. Nevels in connection with their respective elections have not yet been determined.

Amendment of Corporate Governance Guidelines

On April 1, 2015, the Board amended the Company’s Corporate Governance Guidelines to set forth the responsibilities of the newly established Lead Independent Director position, which include the following:

•	In the absence of the Chairman of the Board, preside at all meetings of stockholders of the Company and of the Board;

•	Call meetings of the independent directors of the Board, in addition to the executive sessions of independent directors held after each Board meeting;

•	Establish the agenda and preside at all executive sessions and other meetings of the independent directors of the Board;

•	Communicate with the independent directors of the Board between meetings as necessary or appropriate;

•
Serve as a liaison between the Chairman of the Board and the independent directors, ensure independent director consensus is communicated to the Chairman of the Board, and communicate the results of meetings of the independent directors to the Chairman of the Board and other members of management, as appropriate;

•	Approve Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items;

•	Approve Board meeting materials and other information sent to the Board;

•	Evaluate the quality and timeliness of information sent to the Board by the Chief Executive Officer and other members of management;

•	Assist the Chairman of the Board on matters of Board succession planning and crisis management;

•	Oversee the evaluation of the Chief Executive Officer;

•	Assist the Chair of the Governance Committee with Board and individual director evaluations; and

•	Be available for consultation and direct communication at the request of major stockholders.

A copy of the amended Corporate Governance Guidelines is available on the Investors section of the Company’s website at www.thehersheycompany.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	3.1	By-laws of The Hershey Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: April 2, 2015
By: /s/ Leslie M. Turner
Leslie M. Turner Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws of The Hershey Company